UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) - May 21, 2024

ONCOR ELECTRIC DELIVERY COMPANY LLC

(Exact name of registrant as specified in its charter)

DELAWARE	333-100240	75-2967830
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1616 Woodall Rodgers Fwy., Dallas, Texas 75202

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code - (214) 486-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

On May 21, 2024, Oncor Electric Delivery Company LLC (“Oncor”) completed a sale of €500 million aggregate principal amount of its 3.50% Senior Secured Notes due 2031 (the “Notes”). Oncor’s obligations under the Notes were effectively converted to fixed-rate U.S. dollars at issuance through a cross-currency swap, which is expected to mitigate foreign currency exchange risk associated with the interest and principal payments on the Notes that will be made in euro. The all-in U.S. dollar fixed-rate coupon on the Notes is 5.371%.

Oncor intends to allocate/disburse the proceeds from the sale of the Notes (net of the discounts and fees to the initial purchasers and the estimated expenses related to the offering) of approximately €495.3 million (or US$533.6 million calculated based on the exchange rate of €1.00 to US$1.0773 on May 10, 2024, as published by the US Federal Reserve Board), or an amount equal to the net proceeds from the sale of the Notes, to finance and/or refinance, in whole or in part, investments in or expenditures on one or more new and/or existing “Eligible Green Projects” (as described below) in accordance with the Oncor Sustainable Financing Framework. Prior to the allocation/disbursement of the full amount of the net proceeds from the sale of the Notes to Eligible Green Projects, Oncor intends to temporarily apply such net proceeds to repay the full amount of $400 million aggregate principal amount outstanding under its revolving accounts receivable securitization facility and to repay outstanding commercial paper notes, when due, issued under its commercial paper program. “Eligible Green Projects” are new and/or existing projects which fall into one or more of the eligible categories (each, an “Eligible Category”) and meet the eligibility criteria (the “Eligibility Criteria”) set forth below.

Eligible Category	Eligibility Criteria
Renewable Energy

Investments or expenditures related to:

•  transmission and distribution network projects that aim to connect renewable energy sources, consisting of wind, solar, geothermal energy and hydropower generator facilities to the Electric Reliability Council of Texas, Inc. grid. Eligible geothermal energy facilities will have a direct emissions threshold of 100gC02/kWh or lower. Each eligible hydropower facility will have an installed capacity of less than 25MW, and lifecycle emissions of 50g CO2e. Renewable energy sources specifically excludes nuclear energy.

•  battery storage technologies to reduce carbon emissions, provide grid resilience and support grid modernization, such as battery storage projects to improve grid efficiencies of intermittent renewable resources.

Energy Efficiency

Investments or expenditures related to:

•  development, construction, and maintenance of infrastructure and programs to support improvements to system efficiency and energy efficient strategies, methods, technologies or assets. Activities will consist of:

•  deployment of advanced metering infrastructure and smart grid technology; and/or

•  customer energy efficiency incentive programs to reduce overall energy use; and/or

•  LED or SSL lighting.

•  technology intended to improve energy efficiency in residential, office or commercial buildings. Developed technologies will not be powered by fossil fuel and will lead to at least a 30% improvement in the buildings’ energy efficiency over the pre-deployment baseline.

Climate Change Adaptation	Investments or expenditures related to transmission and distribution infrastructure designed to make the system more resilient and improve customer reliability when considering climate change related impacts such as severe weather events, including more frequent and severe storms, flooding, and heatwaves, as well as other impacts and changing weather patterns. A vulnerability assessment and associated adaption plan will be conducted for such investments, where applicable.

The Notes were issued pursuant to the provisions of an Indenture, dated as of August 1, 2002, between Oncor and The Bank of New York Mellon Trust Company, N.A. (as successor to The Bank of New York Mellon, formerly The Bank of New York), as trustee (the “Trustee”) (as amended and supplemented, the “Indenture”), and supplemented by an Officer’s Certificate, dated May 21, 2024 (the “Officer’s Certificate”). The Indenture and the Officer’s Certificate establish the terms of the Notes. The Notes constitute a separate series of notes under the Indenture, but will be treated together with Oncor’s other outstanding debt securities issued under the Indenture for amendments and waivers and for taking certain other actions.

Oncor’s obligations under the Notes are secured by a lien on all property acquired or constructed by Oncor for the transmission and distribution of electric energy, mortgaged as described under the Deed of Trust, Security Agreement and Fixture Filing (as amended, the “Deed of Trust”), dated as of May 15, 2008, from Oncor to The Bank of New York Mellon Trust Company, N.A. (as successor to The Bank of New York Mellon, formerly The Bank of New York), as collateral agent (the “Collateral Agent”).

The Notes bear interest at a rate of 3.50% per annum and mature on May 15, 2031. Interest on the Notes will accrue from the date of the original issuance and will be payable annually on May 15 of each year, beginning on May 15, 2025.

Prior to February 15, 2031, Oncor may redeem the Notes at any time, in whole or in part, at a price equal to 100% of their principal amount, plus accrued and unpaid interest and a “make-whole” premium. On and after February 15, 2031, Oncor may redeem the Notes at any time, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest. Oncor may also redeem the Notes for cash in whole, but not in part, at the redemption price equal to 100% of the principal amount of the notes, plus accrued and unpaid interest, if certain tax events occur that would obligate Oncor to pay certain additional amounts. The Notes, the Indenture and the Deed of Trust also contain customary events of default, including failure to pay principal or interest on the Notes when due, among others. If any such event of default occurs and is continuing, the outstanding principal of the Notes may be declared due and payable, among other remedies as provided in the Indenture.

The Notes were sold to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to non-U.S. persons pursuant to Regulation S under the Securities Act. This current report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the Notes. The Notes have been admitted to the Official List of Euronext Dublin and to trading on the Global Exchange Market of Euronext Dublin.

A copy of the Indenture was filed by Oncor as an exhibit to its Form S-4 filed October 2, 2002 and a copy of Supplemental Indenture No. 1, dated May 15, 2008, between Oncor and the Trustee was filed by Oncor as an exhibit to its Form 10-Q filed May 15, 2008, which are incorporated by reference herein. A copy of the Deed of Trust was filed by Oncor as an exhibit to its Form 10-Q filed May 15, 2008, the First Amendment to the Deed of Trust, dated March 2, 2009, between Oncor and the Collateral Agent was filed by Oncor as an exhibit to its Form 10-K filed March 3, 2009, the Second Amendment to the Deed of Trust, dated September 3, 2010, between Oncor and the Collateral Agent was filed by Oncor as an exhibit to its Form 8-K filed September 3, 2010, and the Third Amendment to the Deed of Trust, dated November 10, 2011, between Oncor and the Collateral Agent was filed by Oncor as an exhibit to its Form 8-K filed November 15, 2011, which are incorporated by reference herein. The Officer’s Certificate is attached as Exhibit 4.1 to this current report on Form 8-K and is incorporated herein by reference. The above description of the Indenture, as supplemented, the Deed of Trust, as amended, the Officer’s Certificate and the Notes are qualified in their entirety by reference to the Indenture, the Deed of Trust, the Officer’s Certificate and the Notes.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit No.	Description

4.1	Officer’s Certificate, dated May 21, 2024, establishing the term of Oncor’s 3.50% Senior Secured Notes due 2031.

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONCOR ELECTRIC DELIVERY COMPANY LLC

By:	/s/ Kevin R. Fease
Name:	Kevin R. Fease
Title:	Vice President and Treasurer

Dated: May 21, 2024